SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement                 Only (as permitted by Rule l4a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                                  Nortek, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount previously paid:
    (2)   Form, Schedule or Registration Statement No.:
    (3)   Filing Party:
    (4)   Date Filed:

NORTEK

NORTEK, INC., 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903-2360 401-751-1600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 2, 2002

     The Annual Meeting of Stockholders of Nortek, Inc. (the "Company") will be held at The Westin Hotel, One West Exchange Street, Providence, Rhode Island on Thursday, May 2, 2002 at 11:00 a.m., local time, for the following purposes:

     1. To elect two directors to the Company's Board of Directors for terms expiring at the 2005 Annual Meeting of Stockholders.

     2. To transact such other business or act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 19, 2002 as the record date of the Annual Meeting to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Company's stock transfer books will not be closed prior to the Annual Meeting.

                                     By Order of the Board of Directors,

                                     KEVIN W. DONNELLY
                                     Secretary

Providence, Rhode Island
April 2, 2002

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM(S) OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. PLEASE REFERENCE THE ELECTRONIC VOTING PROCEDURES DESCRIBED ON PAGE 2 FOR ALTERNATIVE VOTING METHODS.

                                  NORTEK, INC.

                                50 Kennedy Plaza
                       Providence, Rhode Island 02903-2360

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy materials have been furnished to stockholders in connection with the solicitation by the Board of Directors of Nortek, Inc. (the "Company") of proxies for use at its Annual Meeting of Stockholders to be held on Thursday, May 2, 2002 at The Westin Hotel, Providence, Rhode Island, and at any adjournment or postponement thereof. These proxy materials were first mailed to stockholders on or about April 2, 2002.

     The specific proposal to be considered and acted upon at the Annual Meeting is summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposal is described in more detail in this Proxy Statement.


     A copy of the Company's 2001 Annual Report to Stockholders is being mailed herewith to each stockholder entitled to vote at the meeting.

                         VOTING RIGHTS AND SOLICITATION

     As of March 19, 2002 the Company had outstanding 10,465,895 shares of Common Stock, $1.00 par value (the "Common Stock"), and 523,116 shares of Special Common Stock, $1.00 par value (the "Special Common Stock"). Holders of record at the close of business on March 19, 2002 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The quorum requirement for holding the Annual Meeting and transacting business is that a majority of the outstanding shares of Common Stock and Special Common Stock be present in person or represented by proxy and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Holders of shares of Common Stock are entitled to one vote for each share, and holders of shares of Special Common Stock are entitled to ten votes per share. With respect to the election of directors, holders of Common Stock shall be entitled to elect one director, and the holders of Special Common Stock shall have no voting rights with respect to the election of such director. The holders of Common Stock and Special Common Stock, voting as a single class, shall be entitled to elect the remaining director to be elected. A plurality of votes properly cast by the appropriate class of stockholders will elect the directors. Abstentions from voting and broker non-votes will have no effect on the outcome of the election of the directors. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Proxies

     Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. It is the intention of the persons named as proxies to vote shares of Common Stock and Special Common Stock represented by duly executed proxies for the election of the nominees for director selected by the Board of Directors unless authority to do so has been withheld or a contrary specification has been made. If any other business is properly brought before the Annual Meeting and on all matters incidental to the conduct of the Annual Meeting, the proxies will be voted in accordance with the discretion of the persons named as proxies. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices so it is received before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting, requesting return of the proxy and voting in person. Proxies will be tabulated by the Company's transfer agent, EquiServe.

Electronic Voting Procedures

     Stockholders whose shares are registered directly with EquiServe may vote either via the Internet or by calling EquiServe. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card(s). The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed postage paid envelope provided.

Solicitation of Proxies

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy cards and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company has retained D.F. King & Co., Inc., New York, New York to act as a proxy solicitor in conjunction with the Annual Meeting and has agreed to pay $9,000, plus reasonable out-of-pocket expenses, to D.F. King for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                              ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors shall consist of not less than three directors and that the number of directors at any time shall be the number of directors fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at five which is the current number of directors. The Board of Directors is divided into three classes, with each class to hold office for a term of three years. At the Annual Meeting, two directors are to be elected for a term of three years expiring at the 2005 Annual Meeting and until their respective successors are elected and qualified. Holders of Common Stock, voting separately as a class, are entitled to elect 25% or the next highest whole number of directors to be elected at the Annual Meeting, which in this case constitutes one director. William I. Kelly has been nominated to be elected by the holders of Common Stock voting separately as a class for a term of three years expiring at the 2005 Annual Meeting. J. Peter Lyons has been nominated to be elected by the holders of Common Stock and Special Common Stock, voting as a single class, for a term of three years expiring at the 2005 Annual Meeting.

     The Board of Directors recommends a vote FOR the nominees.

     Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the election of the nominees for directors.

     The nominees have agreed to serve as directors, if elected. If, at the time of the Annual Meeting, the nominees are unwilling or unable to serve (which is not currently anticipated), the Board may fix the number of directors at less than five, or the persons named as proxies may nominate and may vote for another person(s) in their discretion. The By-laws require nominations of directors, other than by the Board of Directors, to be submitted to the Company's Chief Executive Officer or Secretary at least 30 days before the Annual Meeting and be accompanied by a petition signed by at least 100 stockholders of record, holding in the aggregate at least 1% of the capital stock entitled to vote, and by certain other information.

     Presented below is information regarding the nominees for director as well as those directors continuing in office.

Nominees for the Board of Directors

Term Expiring at the                                                                   Director
2005 Annual Meeting                       Principal Occupation                   Age    Since
-------------------                       --------------------                   ---    -----
J. Peter Lyons ...........   Chairman of The Lyons Companies (consulting         67      1991
                             service for employee insurance benefits)
William I. Kelly .........   Managing Director, American Express Tax and         58      1996
                             Business Services, Boston Region (tax and
                             consulting services)

Members of the Board of Directors Continuing in Office

Term Expiring at the                                                                   Director
2003 Annual Meeting                      Principal Occupation                    Age    Since
-------------------                      --------------------                    ---    -----
Richard J. Harris ........   Former Senior Vice President - Administration       65      1984
                             and Treasurer of the Company

Term Expiring at the                                                                   Director
2004 Annual Meeting                        Principal Occupation                  Age    Since
-------------------------- --------------------------------------------------- ----- ---------
Richard L. Bready ........   Chairman, President and Chief Executive Officer     57      1976
                             of the Company
Phillip L. Cohen .........   Financial Consultant; Certified Public Accountant   70      1996

     Mr. Lyons, for more than the past five years, has been Chairman of The Lyons Companies which has designed benefit plans and provides insurance services to the Company. Mr. Kelly is Managing Director of American Express Tax and Business Services, a wholly owned subsidiary of American Express Company, which provides accounting, tax and consulting services to small and medium sized businesses. He has served this firm since January 2000, initially as its Director of Human Resources and was promoted to Managing Director in December 2001. Prior to January 2000, Mr. Kelly was Director of the Graduate School of Professional Accounting of Northeastern University for more than five years until August 1999. He is a director of Scituate Federal Savings Bank in Scituate, Massachusetts. Mr. Bready has been Chairman, President and Chief Executive Officer of the Company for more than the past five years. Mr. Cohen was a partner with an international public accounting firm from 1965 until his retirement in June 1994 and has been a financial consultant since that date. He also was a director and Treasurer of the Greater Boston Convention and Visitors Bureau from 1974 to October 2001. He is a director of UniFirst Corporation, Kazmaier Associates, Inc. and Bike Athletic Co. Prior to his retirement on October 5, 2001, Mr. Harris had been employed by the Company as Senior Vice President - Administration and Treasurer since May 3, 2001, and as Vice President and Treasurer for more than five years prior to May 3, 2001.

Board of Directors and Committee Organization

     The Board of Directors held six meetings during 2001. Each director attended at least 75% of the meetings and of the meetings of the committees of the Board on which he served. The Board of Directors has a standing Audit Committee, consisting of Messrs. Kelly (Chairman of the committee), Cohen and Lyons. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and the Company's management, the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of the independent auditors. During 2001 the Audit Committee held three meetings. The Board of Directors has adopted a written charter for the Audit Committee. The Stock Option Committee of the Board, consisting of Messrs. Cohen (Chairman of the committee) and Kelly, which is authorized to administer the Company's stock option and equity and cash incentive plans, held six meetings in 2001. The Compensation Committee, comprised of Messrs. Kelly (Chairman of the committee) and Cohen, has authority to implement changes in the compensation arrangements with the Chief Executive Officer and recommend changes in compensation arrangements for certain other executive officers. It held five meetings during 2001. The Nominating Committee, comprised of Messrs. Cohen (Chairman of the committee), Kelly and Bready, has the authority to nominate candidates for the Board of Directors. The Nominating Committee was first created by the Board after the 2001 Annual Meeting. It held no meetings during 2001, however, the Nominating Committee met on February 11, 2002 to nominate the named individuals for director for the purposes of this proxy.

Director Compensation

     For their services to the Company as directors, directors who are not officers or employees of the Company or its subsidiaries, receive directors' fees from the Company. The fees currently paid to such directors are $2,333 per month and $1,000 per meeting ($500 if a director participates by telephone). In addition, members of committees of the Board of Directors receive $1,000 per committee meeting ($500 if held in conjunction with a Board meeting or if a member participates by telephone). Committee chairmen receive an additional $2,000 per year.

     In addition, pursuant to the Company's 2000 Stock Option Plan for Directors, each nonemployee director is automatically granted so-called "formula" options to purchase 200 shares of Common Stock on the day of the adjournment of each Annual Meeting of Stockholders. Such a formula option grant was made after the 2001 Annual Meeting of Stockholders and another such grant will be made after this year's Annual Meeting. These formula options are granted at their fair market value on the date of grant and vest in two equal installments on each of the first and second anniversaries of the grant date.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of equity securities of the Company by the Company's directors, by its executive officers named in the Summary Compensation Table, by its directors and executive officers as a group, and by those known by the Company to own beneficially more than 5% of its Common Stock or Special Common Stock, all as of March 19, 2002, except for the number of shares held by Gabelli Funds, Inc., Neuberger Berman, LLC and Dimensional Fund Advisors Inc., as to which the dates are February 8, 2002, February 11, 2002 and January 30, 2002, respectively.

                                               Common Stock               Special Common Stock
                                        --------------------------      -------------------------
                                         Amount and                       Amount and
                                          Nature of                       Nature of
                                         Beneficial        Percent        Beneficial     Percent
Name (1)                                Ownership (2)     of Class      Ownership (2)    of Class
--------                                -------------     --------      -------------    --------
Richard L. Bready (3) .............         644,950           6.1         1,634,960         94.0
Phillip L. Cohen ..................          11,400             *                --           --
Edward J. Cooney (3) ..............         236,800           2.3            46,263           8.8
Kevin W. Donnelly .................          44,080             *                10             *
Almon C. Hall .....................          74,900             *                --           --
Richard J. Harris .................          65,000             *                --           --
William I. Kelly ..................          11,400             *                --           --
J. Peter Lyons ....................          12,420             *                --           --
All directors and executives
 officers as a group (3)(4) .......         864,150           8.0         1,634,970         94.0
Gabelli Funds, LLC
 One Corporate Center
 Rye, NY 10580 (5) ................       1,662,533 (6)      15.9            18,665 (6)      3.6
Neuberger Berman, LLC
 605 Third Avenue
 New York, NY 10158 (7) ...........         640,150 (8)       6.1                --           --
Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401 (9) .......         655,416           6.3                --           --

------------
* Less than 1%

(1) The address of all such persons unless otherwise stated is c/o Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360. Certain of the shares shown in the table are shares as to which the persons named in the table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2) Includes shares subject to exercisable options in the case of Messrs. Bready (150,000 shares of Common Stock and 1,215,515 shares of Special Common Stock), Cohen (11,400 shares of Common Stock), Donnelly (38,380 shares of Common Stock), Hall (57,900 shares of Common Stock), Harris (65,000 shares of Common Stock), Kelly (11,400 shares of Common Stock), and Lyons (11,400 shares of Common Stock).

(3) Various defined benefit pension plans of the Company and certain of its subsidiaries held approximately 2.3% of the outstanding Common Stock of the Company and 8.8% of the outstanding Special Common Stock at March 19, 2002. Under the provisions of the trust agreement governing the plans, the authorized representatives of the Company may instruct the trustee regarding the acquisition and disposition of plan assets and the voting of securities held by the trust. Accordingly, although the directors and officers disclaim beneficial ownership of such shares, the shares are included in the table as being beneficially owned by the authorized representatives of the Company, Messrs. Bready and Cooney, and are also included under shares held by directors and executive officers as a group.

(4) Includes 345,480 shares of Common Stock and 1,215,515 shares of Special Common Stock that directors and executive officers as a group have a right to acquire upon the exercise of exercisable options.

(5) Based upon Schedule 13D/A filed with the Securities and Exchange Commission on November 28, 2001 on behalf of Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Performance Partnership L.P., Gabelli Group Capital Partners, Inc., Gabelli Asset Management, Inc., Marc J. Gabelli and Mario J. Gabelli and a Form 4 filed with the Securities and Exchange Commission on February 8, 2002 on behalf of Gabelli Performance Partnership L.P.

(6) Includes 444,000 shares of Common Stock and 9,333 shares of Special Common Stock over which Gabelli Funds, LLC has sole voting and dispositive power; includes 1,215,533 shares of Common Stock and 9,332 shares of Special Common Stock over which GAMCO Investors, Inc. has sole voting and dispositive power; and includes 3,000 shares of Common Stock over which Gabelli Performance Partnership L.P. has sole voting and dispositive power.

(7) Based upon Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2002.

(8) Includes 479,300 shares beneficially owned by Marvin Schwartz, a principal of Neuberger Berman, LLC, for which Mr. Schwartz filed on Schedule 13D with the Securities and Exchange Commission on May 9, 1997.

(9) Based upon Schedule 13G filed with the Securities and Exchange Commission on January 30, 2002.

Except as set forth in the above table, the Company knows of no persons who at March 19, 2002 beneficially owned more than 5% of the shares of Common Stock or Special Common Stock of the Company outstanding on that date.

Executive Compensation

     The following table sets forth, on an accrual basis, information concerning the compensation for services to the Company and its subsidiaries for 1999, 2000, and 2001 of those persons who were, at December 31, 2001, the Chief Executive Officer and the other three most highly compensated executive officers of the Company, and a former executive officer who was one of the most highly compensated executive officers in 2001, but who was not serving as an executive officer on December 31, 2001.

                                                                                Long-Term
                                                                               Compensation
                                                                                  Awards
                                                                               ------------
                                                                                Securities
                                                                                Underlying        All Other
                                            Annual Compensation (1)              Options       Compensation (2)
                                            -----------------------              -------       ----------------
Name and Principal Positon           Year       Salary          Bonus
--------------------------           ----       ------          -----
Richard L. Bready                    2001     $1,051,932      $6,259,140                --          $  612,961
 Chairman, President and             2000      1,017,348       4,808,972           350,000             670,297
 Chief Executive Officer             1999        990,600       4,976,500           350,000             524,583
Almon C. Hall                        2001     $  375,000      $  450,000                --          $   28,501
 Vice President, Controller and      2000        350,000         400,000                --              26,955
 Chief Accounting Officer            1999        325,000         400,000            37,500              16,078
Richard J. Harris (3)                2001     $  291,033      $       --                --          $3,727,071
 Former Senior Vice President        2000        325,000         250,000                --              24,700
 of Administration and Treasurer     1999        300,000         250,000            42,500              22,250
Kevin W. Donnelly                    2001     $  240,000      $  175,000                --          $   13,600
 Vice President, General             2000        225,000         175,000                --              13,600
 Counsel and Secretary               1999        210,000         175,000            20,000              12,800
Edward J. Cooney (4)                 2001     $   73,913      $   30,000            15,000          $       --
 Treasurer                           2000             --              --                --                  --
                                     1999             --              --                --                  --

------------
(1) The aggregate amount of any compensation in the form of perquisites and other personal benefits paid in each of the years, based on the Company's incremental cost, did not exceed the lesser of 10% of any executive officer's annual salary and bonus or $50,000.

(2) In 2001, for each of Messrs. Bready, Hall and Harris, includes premiums paid by the Company for split dollar life insurance pursuant to agreements between each of them and the Company, of which $50,307, $435 and $1,540 represents the term life portion of the premiums and $108,658, $14,466 and $13,635 represents the non-term portion, in each case for Messrs. Bready, Hall and Harris, respectively. Pursuant to certain of the split dollar life insurance agreements, the Company will be reimbursed for premiums that it pays on the split dollar life insurance policies upon, in the case of Messrs. Bready and Hall, the death of the second to die of the executive and his spouse and, in the case of Mr. Harris, the death of his spouse. Pursuant to other split dollar agreements between the Company and Mr. Bready, the Company will be reimbursed for premiums that it pays on split dollar life insurance policies on Mr. Bready's life, upon the earlier of Mr. Bready's death or the Company's termination of such split dollar agreement.

    Also includes loan forgiveness pursuant to Mr. Bready's employment agreement with the Company of $440,396 in 2001.

    Includes $5,100 in matching contributions by the Company in 2001 for each of Messrs. Bready, Hall, Harris, and Donnelly and $8,500 in profit sharing contributions for each of Messrs. Bready, Hall and Donnelly, under the Company's 401(k) Savings Plan, which is a defined contribution retirement plan.

(3) Mr. Harris retired from his position as Senior Vice President - Administration and Treasurer effective October 5, 2001. Mr. Harris's Salary includes $28,533 for earned, but unused vacation time, and the amount in the column titled "All Other Compensation" includes: (i) a $3,483,564 lump sum payment from the Nortek, Inc. Supplemental Executive Retirement Plan Trust equal to the actuarially determined present value of the annuity benefit payable under the plan calculated at the time of such retirement; and (ii) a payment in the amount of $223,232 representing the actuarially determined present value of his deferred compensation benefits, each paid to Mr. Harris after having been employed by the Company for 29 years.

(4) Mr. Cooney's date of hire was August 20, 2001.

Stock Option Tables

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to named executive officers in 2001.

                                                 % of Total
                              No. of Shares        Options
                                Underlying       Granted to
                                 Options        Employees in     Exercise     Expiration        Grant Date
Name                             Granted            2001           Price         Date        Preset Value (1)
----                             -------            ----           -----         ----        ----------------
Edward J. Cooney .........       15,000             100           $20.25      11/27/2011         $126,150

------------
(1) Pre-tax amounts based on Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.33%, expected life of 5 years, expected volatility of 40% and dividend yield of 0%.

     The following table contains information with respect to the value realized (market value less exercise price) of options exercised in 2001 by those executive officers listed in the Summary Compensation Table and the value of their unexercised options at year-end.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                              Aggregated                            Number of Unexercised
                                Shares                               Options at Year-End
                               Acquired                         ------------------------------
Name                         On Exercise   Value Realized        Exercisable      Unexercisable
----                         -----------   --------------       -------------     -------------
Richard L. Bready .........        --              --           1,348,849 (2)            --
Almon C. Hall .............        --              --              52,900                --
Richard J. Harris .........        --              --              65,000                --
Kevin W. Donnelly .........     1,200         $13,908              35,047             1,000
Edward J. Cooney ..........        --              --                  --            15,000

                                    Value of Unexercised
                                    In-the-Money Options
                                      at Year-End (1)
                            ------------------------------------
Name                             Exercisable       Unexercisable
----                            --------------     -------------
Richard L. Bready .........     $6,800,802 (2)             --
Almon C. Hall .............        142,423                 --
Richard J. Harris .........        162,906                 --
Kevin W. Donnelly .........        142,275           $  4,963
Edward J. Cooney ..........             --            114,750

------------

(1) Calculated by multiplying the relevant number of unexercised options by the difference between the stock price for the Company's Common Stock on December 31, 2001 of $27.90 and the exercise price of the options.

(2) 1,198,849 of these options with a value of $6,665,802 are for Special Common Stock.

Pension and Similar Plans

     The Company's qualified pension plan (the "Pension Plan") was frozen as of December 31, 1995 and no further increases in benefits may occur as a result of increases in service or compensation. The benefit payable to a participant at normal retirement equals the accrued benefit as of December 31, 1995 and will be payable as a joint and 50% survivor annuity in the case of a married employee and as a single-line annuity in the case of an unmarried employee. The Company adopted, on January 1, 1996, the Nortek, Inc. Supplemental Executive Retirement Plan (the "SERP"), a nonqualified plan. Under the SERP, Messrs. Bready, Hall, Harris and Donnelly are entitled to receive, at age 65, annual supplemental pension payments equal to a specified percentage of their highest consecutive three-year average W-2 compensation, less the amounts to which they are entitled under the Pension Plan. The specified percentage is sixty percent (60%) for Mr. Bready, fifty percent (50%) for Messrs. Hall and Harris and forty percent (40%) for Mr. Donnelly. The SERP provides for vesting upon 10 years of service. Messrs. Bready, Harris, Hall and Donnelly have 26, 29, 24, and 13 years of service, respectively, and therefore are all vested. With the consent of the Board of Directors, (i) reduced benefits may be received upon retirement beginning at age 55 and (ii) unreduced benefits may be received upon retirement, on or after age 60, if the participant has completed at least 30 years of service. The estimated combined annual pension benefits entitled to be paid to the executive officers beginning at age 65 under the Pension Plan and the SERP are as follows: Mr. Bready $4,328,098, Mr. Hall $471,318 and Mr. Donnelly $162,002.

     The SERP also provides that at retirement (with the consent of the Board of Directors upon participants' request), the benefits can be paid in a single lump sum. The lump sum value of the retirement benefits equals the actuarially determined present value of the annuity benefit. After having been employed by the Company for 29 years, Mr. Harris received in 2001 such a lump sum payment from the SERP Trust of $3,483,564. Mr. Harris is no longer a participant in the SERP.

     In addition, the SERP provides that, in the event of a Change in Control (as defined in the SERP), each of the participants will be entitled to receive a lump sum payment equal to the actuarially determined present value of the benefits payable under the plan calculated at the time of such Change in Control as though retirement benefits had commenced on such date without reduction for early retirement. If such lump sum payments are subject to the excise tax imposed by Section 4999 of the Code, the Company will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by the participant is the same as if such excise tax had not applied.

     The SERP has been amended to provide that the current participants and their respective spouses and dependents, are to be provided lifetime medical coverage upon disability, retirement on or after age 65, early retirement with the consent of the board, or in the event of a Change of Control (as defined in the SERP). The SERP provides that, under certain circumstances, a participant may receive, in lieu of those benefits that would otherwise commence, a lump sum payment in an amount, established by the Board of Directors, reasonably sufficient to provide such lifetime medical coverage on an after-tax basis.

     The Company provides deferred compensation benefits for Messrs. Bready, Hall and Harris of 180 monthly payments beginning at age 65, although in the Company's discretion, the employee may receive reduced benefits upon retirement as early as age 60. Benefits are subject to forfeiture in the event that the employee engages in competitive activity. Monthly payments to Messrs. Bready and Hall respectively, will, assuming retirement at age 65, be $5,050 and $1,833. At retirement, with the consent of the Board of Directors upon participants' request, the benefits can be paid in a single lump sum. The lump sum value equals the actuarially determined present value of deferred compensation benefits. Following Mr. Harris's retirement from the Company after 29 years of service, he received a lump sum payment in the amount of $223,232 representing the actuarially determined present value of the deferred compensation benefits payable to him.

Employment Agreements and Severance Arrangements

     The Company does not regularly enter into employment agreements with its executive officers, other than its Chief Executive Officer. Mr. Bready's employment agreement with the Company (as amended, the "1998 Employment Agreement") was approved by stockholders at the 1997 Annual Meeting and became effective January 1, 1998. The 1998 Employment Agreement provides for the employment of Mr. Bready as Chairman and Chief Executive Officer until January 1, 2003 and provides that the term of his employment will be extended for an additional year at the end of each year during the term of his employment. His basic annual salary will be not less than $975,000 with adjustments based upon increases in the cost of living. Mr. Bready's 2001 salary was $1,051,932. The 1998 Employment Agreement provides for incentive compensation of 1% of the Company's earnings before taxes up to $10,000,000, 2% of earnings from $10,000,000 to $15,000,000, 3% of earnings from $15,000,000 to $20,000,000 and
4% of the excess over $20,000,000, subject to a maximum of 21/2 times base salary.

     In addition, the Company made a loan in 1997 to Mr. Bready in the amount of $3,000,000, repayable annually in installments of principal of $300,000 and accrued interest. Interest accrues daily on the loan at the applicable federal long-term rate (determined in accordance with Section 1274 of the Code) in effect on each day the loan is outstanding. In accordance with the 1998 Employment Agreement, as a result of the Company's operating earnings in 2001 being in excess of $35,000,000, on January 2, 2002 the Company forgave $422,018, consisting of the principal installment due on such date and accrued interest. Installments will also be forgiven if Mr. Bready is terminated without cause, if he resigns for good reason, or dies or is disabled during the term of the agreement. As of March 19, 2002, the outstanding principal balance of the loan was $1,500,000 and there was accrued interest of $22,498.

     Mr. Bready is eligible to participate in any deferred compensation, supplemental executive retirement, pension or other benefit plan in which executive personnel of the Company are eligible to participate and is eligible for discretionary bonuses. In addition, Mr. Bready is entitled to receive all other benefits or participate in any employee benefit plans generally available to executive personnel of the Company.

     The 1998 Employment Agreement may be voluntarily terminated at any time by Mr. Bready. In the case of such a voluntary termination, Mr. Bready may not compete with the Company for a period of five years from the date of such termination (the "Noncompete Period"). Mr. Bready's agreement not to compete with the Company during the Noncompete Period is limited to prohibiting Mr. Bready from owning a greater than 5% equity interest in, serving as a director, officer, employee or partner of, or being a consultant to or co-venturer with any business enterprise or activity that competes in North America with any line of business conducted by the Company or any of its subsidiaries at the termination of the employment period and which accounts for more than 5% of the Company's gross revenues. During the Noncompete Period, Mr. Bready will be prohibited, among other things, from hiring or attempting to hire any person employed by the Company or any of its subsidiaries during the 24 month period prior to the termination of the employment period. In consideration of Mr. Bready's agreement not to compete for such period, the Company will pay Mr. Bready a fee at the annual rate of (i) 60% of his basic salary at the date of such termination, plus (ii) 60% of the greater of (a) the average of his incentive compensation earned for the preceding three calendar years or (b) the incentive compensation that would have been payable to Mr. Bready for the year in which the Noncompete Period begins if the employment period had not terminated. In the event of a change of control during the period beginning 12 months prior to the commencement of the Noncompete Period or at any time during the Noncompete Period, Mr. Bready may elect to be paid in cash an amount equal to the balance of the fee payable if the Noncompete Period had continued for its maximum five-year term, with incentive compensation for the purpose of such payment to be calculated on the basis of the average of incentive compensation earned for the preceding three calendar years.

     The Company may terminate Mr. Bready at any time, but if termination is other than for "cause" (as defined in the 1998 Employment Agreement), or if Mr. Bready terminates the 1998 Employment Agreement for "good reason" (as defined in the 1998 Employment Agreement), the Company will be obligated to pay Mr. Bready, for a period of five years, an amount for each year equal to (i) 70% of his basic salary as of the date of such termination, plus
(ii) 70% of the greater of (a) the average of his incentive compensation earned for the preceding three calendar years or (b) incentive compensation that would have been payable to Mr. Bready for the year in which termination occurs if the employment period had not terminated. If a "change of control" (as defined in the 1998 Employment Agreement) occurs within the 24 months preceding such a termination of the employment period or during the 12 months following such a termination of the employment period, Mr. Bready may elect to be paid in cash an amount equal to the balance of severance pay, with incentive compensation for the purpose of such payment to be calculated on the basis of the average of the incentive compensation for the preceding three calendar years. In the event of such a termination of the employment period, Mr. Bready will continue for a period of 60 months after termination of the employment period to be covered at the expense of the Company by the same or equivalent hospital, medical, accident, disability and life insurance coverages as he was covered immediately prior to termination of the employment period.

     If Mr. Bready becomes disabled or dies during the employment period or the Noncompete Period, his estate or designated beneficiary will be entitled to receive from the Company: (i) in the case of such a termination of the employment period, for a period of five years, an amount equal to 60% of the basic salary as of the date of his death, plus 60% of the greater of (a) the average of the incentive compensation earned for the preceding three calendar years or (b) the incentive compensation that would have been payable to Mr. Bready if the employment period had not terminated, or (ii) in the case of such a termination of the Noncompete Period, for the remainder of the Noncompete Period, an amount equal to the annual fee payable to Mr. Bready at the date of such termination.

     If it is determined that any benefit provided by the Company to Mr. Bready will be subject to the excise tax imposed by Section 4999 of the Code, the Company will make an additional lump-sum payment to Mr. Bready sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Bready whole for all taxes imposed under or as a result of Section 4999. The Company agrees to pay all costs and expenses incurred by Mr. Bready in connection with the enforcement of the 1998 Employment Agreement and will indemnify and hold him harmless from and against any damages, liabilities and expenses (including without limitation fees and expenses of counsel) incurred by Mr. Bready in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of the 1998 Employment Agreement or termination of the employment period.

     The Company has established a severance plan for certain of its executive officers, including Messrs. Cooney, Donnelly and Hall. The plan provides that, in consideration of each such employee's agreement not to voluntarily terminate his employment, if there is an attempted Change in Control (as that term is defined in the plan) of the Company, such employee would be entitled to an immediate payment equal to 20% of such employee's basic annual salary and, if such employee is terminated within the 24-month period following such Change in Control (including termination by reason of a material adverse change in the terms of employment as provided in the plan), such employee would be entitled to severance pay for a period of 24 months following such termination at a rate equal to his base salary plus bonus or incentive compensation (at the highest rate in the previous three years) and to continued medical, life insurance and other benefits for such 24-month period (or payment of an amount equal to the cost of providing such benefits).

     The SERP also provides for certain severance payments to the participants upon a Change in Control (as defined in the SERP). The terms of such payments are set forth above under "Pension and Similar Plans."

     In the event of a "Change of Control", as defined in the Company's 1999 Equity and Cash Incentive Plan, certain executive officers may be entitled to payments based on all of certain stock price targets exceeded as a result of such change of control and the proximity of the Company's stock price to the next target as a result of such change of control.

Report of the Board of Directors on Executive Compensation

     The Company's executive compensation program is administered by the Board of Directors through its Compensation and Stock Option Committees. The Company's policy with respect to the compensation of executive officers, other than the Chief Executive Officer, is primarily based on the performance of the individual officer along with such other factors as compensation paid by competitors of the Company, geographical factors, the terms of employment, salary surveys and the use of consultants when considered necessary. Bonuses for executive officers are awarded on a discretionary basis by the Chief Executive Officer based on individual goals derived from the responsibilities of the individual and which are determined, in part, on Company performance and to a greater extent on individual performance. The compensation of Richard L. Bready is governed by the terms of the 1998 Employment Agreement with the Company, which was approved by stockholders at the 1997 Annual Meeting of Stockholders. The terms of Mr. Bready's employment agreement in effect for 2001 are set forth above under "Employment Agreements and Severance Arrangements."

     The executive officers named in the Summary Compensation Table received salary increases in 2001 based on competitive salary analyses and individual performance of job goals and objectives. Bonuses awarded such executive officers for the year reflected the achievement of individual goals, the operating performance of the Company and certain units and other factors.

By the Board of Directors:

               Richard L. Bready               William I. Kelly
               Phillip L. Cohen                J. Peter Lyons
               Richard J. Harris

Report of the Compensation Committee and the Stock Option Committee

     The Compensation Committee is authorized to approve changes in the compensation arrangement with the Chief Executive Officer and to recommend changes with respect to the named executive officers. In structuring compensation for the Chief Executive Officer, the Committee believes it is important that Mr. Bready's compensation include incentives that qualify for deduction by the Company under Section 162(m) of the Code. The Committee may, however, grant compensation that would not be deductible by the Company as a result of the application of Section 162(m). In June 1998, the Compensation Committee approved an amendment to Mr. Bready's employment agreement which increased his base salary to $975,000 per annum, effective July 1, 1998.

     In January 2001, the Stock Option Committee approved an incentive award to Mr. Bready under the Company's 2001 Equity and Cash Incentive Plan. The award provided for a cash payment to Mr. Bready if the Company successfully completed a refinancing of its outstanding 97/8% Senior Subordinated Notes due March 1, 2004 (the "2004 Notes"), for another ten year term at an effective rate lower than 101/2%. The award was based upon the Committee's belief that Mr. Bready was the primary architect and negotiator of the refinancing. Mr. Bready earned $1,500,000 pursuant to this award since the Company refinanced the 2004 Notes by selling $250,000,000 of 97/8% Senior Subordinated Notes due 2011.

     In March 2001, the Stock Option Committee approved a performance award to Mr. Bready under the Company's 2001 Equity and Cash Incentive Plan. The award provided for a cash payment to Mr. Bready if the Company's consolidated earnings before interest expense, taxes, depreciation and amortization ("EBITDA") during the Company's 2001 fiscal year equaled or exceeded certain targets. The award, if any, would range from $1,500,000 in the event that EBITDA for the year equaled or exceeded approximately $150 million, up to $5,000,000 in the event that EBITDA equaled or exceeded approximately $250 million. The award was based upon the Committee's belief that this period would be very challenging for the Company as a result of softness in the manufactured housing industry and the potential slowdown of the economy as a whole, among other factors. Mr. Bready earned $4,325,140 pursuant to this award.

     In May 2001, the Stock Option Committee approved an incentive award to Mr. Bready under the Company's 2001 Equity and Cash Incentive Plan. The award provided for a cash payment to Mr. Bready if the Company disposed of certain of its non-core businesses. The award was based on the Committee's belief that the disposal of these businesses would generate capital and would allow management to focus its attention on key business lines and customers. The award, if any, would range from 2% of the proceeds from the sale of such businesses if such proceeds are between $50,000,000 and $70,000,000, and 3% of the proceeds from the sale of such businesses if such proceeds are in excess of $70,000,000. Mr. Beady did not earn any bonus in 2001 pursuant to this award.

     For purposes of the above-noted incentive awards made to Mr. Bready in March 2001 and May 2001, the total of these two bonuses that may be earned by Mr. Bready is capped at $5,000,000.

     In addition, during 2001, Mr. Bready earned a $434,000 bonus pursuant to his employment agreement with the Company.

     With respect to long-term incentive compensation, the Company believes that stock options are an additional incentive for executive officers and other selected key employees of the Company and its subsidiaries and upon whose efforts the Company is largely dependent for the successful conduct of its business. The award of stock options will encourage such persons to improve operations and increase profits and to accept employment with, or remain in the employ of, the Company or its subsidiaries. The Company's stock option plans are administered by the Stock Option Committee of the Board. In 2001, the Committee awarded options to Mr. Cooney for 15,000 shares of Common Stock. No stock options were awarded to any other executive officer.

     By the Compensation Committee and the Stock Option Committee:

               Phillip L. Cohen                William I. Kelly

Certain Relationships and Related Transactions

     Insurance Commissions Payable to Director. J. Peter Lyons, a director, is an executive officer and 50% owner of The Lyons Companies, LLC, which received a total of $57,412 from the Company in 2001 and which will receive approximately $385,000 from the Company in 2002, which includes commissions on insurance premiums paid by the Company and fees for services rendered on insurance-based compensation matters.

Interlocks and Insider Participation

     Mr. Bready, President and Chief Executive Officer of the Company, is Chairman of the Board of Directors. As a director, he participates in Board deliberations regarding executive compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 2001, all filing requirements were timely satisfied.

Five-Year Shareholder Return Comparison

     The following graph compares the yearly percentage change for the last five years in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Russell 2000 Index and a group of peer companies which are listed below.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG NORTEK, INC., THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

[The following data was presented as a line chart in the printed material.]

                 NORTEK, INC.      RUSSELL 2000      PEER GROUP

12/96                100               100              100
12/97                133               122              135
12/98                138               119              144
12/99                140               145              129
12/00                118               140              114
12/01                140               144              132












* $100 INVESTED ON 12/31/1996 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

The peer group companies are:

         Armstrong World Industries, Inc.         The Stanley Works
         Masco Corporation                        Maytag Corporation
         York International Corp.                 Fedders Corporation
                                                  Whirlpool Corporation

                                  AUDIT MATTERS

     The Board of Directors engaged Arthur Andersen LLP as the auditors of the Company in 2001. The Board of Directors is appreciative of the many years of quality service rendered by Arthur Andersen LLP, as its independent auditors. However, in light of the uncertainties created by recent events, the Company is evaluating its options regarding the selection of independent auditors for 2002 based on what is in the best interests of its shareholders. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. During fiscal 2001, the Company retained Arthur Andersen LLP to provide services in the following categories and amounts:

Audit Fees

     The Company incurred an aggregate of $1,500,000 in fees payable to Arthur Andersen LLP for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not perform any professional services for the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with the design and implementation of financial information systems.


All Other Fees

     The Company incurred an aggregate of $2,000,000 in fees payable to Arthur Andersen LLP for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 of which $600,000 were audit related services, primarily related to the following:

        o Tax compliance and advice,

        o Employee benefit plan audits,

        o Financings,

        o Divestitures, and

        o Business systems advice (not financial systems oriented).

Report of the Audit Committee

     The Audit Committee serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, systems of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent public accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States.

     In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with management.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

4.   Based on the review and discussion referred to in paragraphs (1) through
     (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

By the Audit Committee:

        Phillip L. Cohen         William I. Kelly         J. Peter Lyons

                              STOCKHOLDER PROPOSALS

     In order for any proposal that a stockholder intends to present at the 2003 Annual Meeting of Stockholders of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Providence, Rhode Island, no later than November 27, 2002.

     In general, stockholder proposals intended to be presented at an annual meeting must be received by the Secretary of the Company at the Company's offices in Providence, Rhode Island not later than forty-five days before the month and day on which the Company first mailed its notice for the prior year's annual meeting, or by February 16, 2003 for consideration at the 2003 Annual Meeting of Stockholders of the Company. The requirements for submitting such proposals are set forth in the Company's By-laws.

                                    FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE SENT TO NORTEK, INC., 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903-2360.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company knows of no business to be presented for consideration at the Annual Meeting of Stockholders other than as stated in the Notice of the Annual Meeting of Stockholders.

April 2, 2002

NORTEK, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

----------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.
----------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

----------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Go the Website
   http://www.eproxyvote.com/nrtk

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.
----------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/nrtk anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE                             ZNORM1


 _
|X| Please mark
|_| votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                                         ---

1. Election of Directors.

   Election of one director by holders of Common Stock and Special Common Stock, voting together as a class:
   (01) J. Peter Lyons

                                    FOR           WITHHELD
                                     __              __
                                    |  |            |  |
                                    |  |            |  |
                                    |__|            |__|

-------------------------------------------------------------------------------
                                  NORTEK, INC.
-------------------------------------------------------------------------------
                              Special Common Stock

If you are voting via the Internet, the web site listed above is specific to the Special Common Stock.

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                                                                   ___
Mark box at right if an address change has been noted on the      |   |
reverse side of this card.                                        |   |
                                                                  |___|

Please be sure to sign and date this Proxy.

Signature: ____________ Date: __________ Signature:______________Date:__________

                                  DETACH HERE                             ZNORM2


SPECIAL COMMON STOCK              NORTEK, INC.              SPECIAL COMMON STOCK

           This Proxy is Solicited by the Board of Directors for the
                         Annual Meeting of Stockholders
                                  May 2, 2002

The undersigned hereby appoints Richard L. Bready, Kevin W. Donnelly and Edward
J. Cooney, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc. to be held on May 2, 2002 at The Westin Hotel, One West Exchange Street, Providence, Rhode Island at
11:00 a.m., local time, or at any adjournment or postponement thereof, all of the shares of Special Common Stock, par value $1 per share, of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR Proposal 1 (election of director).

-------------------------------------------------------------------------------
            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
      NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED? If so, please note new address below.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

NORTEK, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

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Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.
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Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

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Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Go the Website
   http://www.eproxyvote.com/ntk

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.
----------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/ntk anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE                             ZNORC1


 _
|X| Please mark
|_| votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                                         ---

1. Election of Directors.

   Election of one director by holders of Common Stock and Special Common Stock, voting together as a class: (01) J. Peter Lyons
   Election of one director by holders of Common Stock, voting as a class:
   (02) William I. Kelly

                                     __              __
                             FOR    |  |            |  | WITHELD
                             ALL    |  |            |  | FROM ALL
                          NOMINEES  |__|            |__| NOMINEES

          ___
         |   |
         |   |
         |___| ____________________________________________________
                     For all nominees except as noted above

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                                  NORTEK, INC.
-------------------------------------------------------------------------------
                                  Common Stock

If you are voting via the Internet, the web site listed above is specific to the Common Stock.

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                                                                   ___
Mark box at right if an address change has been noted on the      |   |
reverse side of this card.                                        |   |
                                                                  |___|

Please be sure to sign and date this Proxy.

Signature: ____________ Date: __________ Signature:______________Date:__________

                                  DETACH HERE                             ZNORC2


COMMON STOCK                      NORTEK, INC.                      COMMON STOCK

           This Proxy is Solicited by the Board of Directors for the
                         Annual Meeting of Stockholders
                                  May 2, 2002

The undersigned hereby appoints Richard L. Bready, Kevin W. Donnelly and Edward
J. Cooney, or any of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Nortek, Inc. to be held on May 2, 2002 at The Westin Hotel, One West Exchange Street, Providence, Rhode Island at 11:00 a.m., local time, or at any adjournment or postponement thereof, all of the shares of Common Stock, par value $1 per share, of Nortek, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR Proposal 1 (election of director).

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            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

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      NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED? If so, please note new address below.

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